Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	Paul Brauneis

Director of Investor Relations	Chief Financial Officer

Avici Systems Inc.	Avici Systems Inc.

978-964-2000	978-964-2000

ivyadro@avici.com	pbrauneis@avici.com

Avici Systems Reports Fourth Quarter and Full Year 2005 Results

North Billerica, MA, February 16, 2006 — Avici Systems Inc. (NASDAQ: AVCI), today reported results for its fourth quarter and year ended December 31, 2005.

Gross revenue for the fourth quarter and year ended December 31, 2005 was $6.1 million and $37.2 million, respectively, compared to $3.8 million and $26.6 million, respectively, for the three and twelve-month periods ended December 31, 2004. Revenue, net of common stock warrant discount, for the three and twelve-month periods ended December 31, 2005 was $5.6 million and $35.1 million, respectively, compared to $3.3 million and $24.5 million in the comparable 2004 three and twelve-month periods.

GAAP net loss for the fourth quarter ended December 31, 2005 was $8.6 million, or $0.67 per share, compared to a GAAP net loss of $9.7 million, or $0.76 per share, in the prior year’s fourth quarter. GAAP net loss in each of the 2005 and 2004 fourth quarter periods includes $0.5 million for non-cash equity based charges for common stock warrant discount.

GAAP net loss for the year ended December 31, 2005 was $24.7 million, or $1.91 per share, compared to a GAAP net loss of $35.4 million, or $2.81 per share, for the year ended December 31, 2004. GAAP net loss for each of the twelve-month periods ended December 31, 2005 and 2004 includes charges of $2.1 million for common stock warrant discount, offset in the 2005 and 2004 twelve-month periods by inventory credits of $0.3 million and $0.8 million, respectively, and in the 2005 twelve-month period by a credit of $1.8 million for the settlement of a claim in bankruptcy. The 2004 twelve-month period also includes a charge of $0.3 million for certain other non-cash stock based compensation.

Non-GAAP net loss (GAAP net loss excluding charges for common stock warrant discount, certain stock based compensation, inventory credits and a credit from settlement of a claim in bankruptcy) and non-GAAP net loss per share for the three- months ended December 31, 2005 and 2004 were $8.1 million, or $0.63 per share, and $9.2 million, or $0.72 per share, respectively. Non-GAAP net loss and non-GAAP net loss per share for the twelve months ended December 31, 2005 was $24.7 million, or $1.91 per share, compared to $33.8 million, or $2.68 per share for the prior year twelve- month period ended December 31, 2004.

Cash, marketable securities and long-term investments totaled $50.2 million at December 31, 2005.

Avici will host a conference call today at 8:30 a.m. EST to provide further details on the reorganization and fourth quarter earnings. To participate via telephone, the dial-in number is 877-209-0397. Please call ten minutes prior to the scheduled conference call time. For live Webcasting, go to the Avici Web site at www.avici.com and access the investor relations section, clicking on either the live Webcast link or the microphone icon to listen.

The conference call will be archived on the Avici Web site. A replay will be accessible by telephone after 1:00 p.m., for approximately 48 hours afterward. To replay the call, dial 800-475-6701 using the access code 817231.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, the impact of restructuring and realignment, the amount and timing of the occurrence of related charges, risks associated with focusing on a core set of features and functionalities, market acceptance of Avici products, services and enhancements, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on distribution partners, risks associated with international expansion, and other risks set forth in Avici’s filings with the Securities and Exchange Commission.

AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenue:
Product	$4,860	$2,453	$32,408	$21,150
Service	1,255	1,386	4,794	5,450

Total gross revenue	6,115	3,839	37,202	26,600
Less – Common stock warrant discount – Product	(526)	(527)	(2,107)	(2,108)

Net revenue	5,589	3,312	35,095	24,492

Cost of revenue – Product (1)	1,712	1,098	11,148	9,814
Cost of revenue – Service	483	544	2,127	2,269

Total cost of revenue	2,195	1,642	13,275	12,083

Gross margin	3,394	1,670	21,820	12,409

Operating expenses:
Research and development (2)	9,054	7,691	36,164	32,425
Sales and marketing (2)	2,256	2,327	9,112	10,805
General and administrative (2)	1,174	1,728	4,740	5,718
Stock-based compensation	—	—	—	309

Total operating expenses	12,484	11,746	50,016	49,257

Loss from operations	(9,090)	(10,076)	(28,196)	(36,848)
Other Income	—	—	1,788	—
Interest income, net	488	369	1,754	1,423

Net loss	$(8,602)	$(9,707)	$(24,654)	$(35,425)

Net loss per basic and diluted share	$(0.67)	$(0.76)	$(1.91)	$(2.81)

Weighted average common shares used in computing basic and diluted net loss per share	12,918,091	12,753,964	12,887,979	12,628,408

(1) Includes benefit from the utilization of inventory previously written off in 2001 as being in excess of demand	$—	$45	$323	$773

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$—	$—	$—	$222
Sales and marketing	—	—	—	42
General and administration	—	—	—	45

	$—	$—	$—	$309

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenue:
Product	$4,860	$2,453	$32,408	$21,150
Service	1,255	1,386	4,794	5,450

Total gross revenue	6,115	3,839	37,202	26,600
Cost of revenue—Product	1,712	1,143	11,471	10,587
Cost of revenue – Service	483	544	2,127	2,269

Total cost of revenue	2,195	1,687	13,598	12,856

Gross margin	3,920	2,152	23,604	13,744

Operating expenses:
Research and development	9,054	7,691	36,164	32,425
Sales and marketing	2,256	2,327	9,112	10,805
General and administrative	1,174	1,728	4,740	5,718

Total operating expenses	12,484	11,746	50,016	48,948

Loss from operations	(8,564)	(9,594)	(26,412)	(35,204)
Interest income, net	488	369	1,754	1,423

Non-GAAP net loss	$(8,076)	$(9,225)	$(24,658)	$(33,781)

Non-GAAP net loss per basic and diluted share	$(0.63)	$(0.72)	$(1.91)	$(2.68)

Weighted average common shares used in computing basic and diluted net loss per share	12,918,091	12,753,964	12,887,979	12,628,408

Note 1 – The above non-GAAP consolidated statements of operations for the three and twelve months ended December 31, 2005 and 2004 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of non-cash charges related to common stock warrant discount and certain stock based compensation as well as credits resulting from utilization of excess inventory and from the assignment of a bankruptcy claim as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Non-GAAP net loss	$(8,076)	$(9,225)	$(24,658)	$(33,781)
Common stock warrant discount	(526)	(527)	(2,107)	(2,108)
Other income	—	—	1,788	—
Certain non-cash stock based compensation	—	—	—	(309)
Utilization of excess inventory	0	45	323	773

GAAP net loss	$(8,602)	$(9,707)	$(24,654)	$(35,425)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	December 31, 2005	December 31, 2004
	(unaudited)
Assets
Cash and marketable securities	$48,120	$55,531
Inventories	8,172	7,020
Trade accounts receivable, net	6,122	4,243
Other current assets	1,501	1,465

Total current assets	63,915	68,259

Long-term investments	2,099	13,495
Property and equipment, net	9,306	8,202
Contract distribution rights	2,107	4,214
Restricted cash	243	243

Total assets	$77,670	$94,413

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$11,510	$10,796
Deferred revenue	13,970	7,347
Stockholders’ equity	52,190	76,270

Total liabilities and stockholders’ equity	$77,670	$94,413

December 31, 2004 amounts are derived from audited financial statements.